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                        [LETTERHEAD OF ARTHUR ANDERSEN]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 16, 1999 (and to all references to our firm) included in or made part of this Amendment No. 4 to the Registration Statement (Registration
No. 333-84525).



                                                /s/ Arthur Andersen LLP
                                                ------------------------
                                                ARTHUR ANDERSEN LLP



New York, New York
October 5, 1999